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                                   EXHIBIT 16



                          [BDO Seidman, LLP Letterhead]



                                      January 24, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Gentlemen:

                  We have been furnished with a copy of the repsonse to Item 4 of Form 8-K for the event that occurred on January 17, 1997, to be filed by our former client, Diedrich Coffee, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                                     Very truly yours,



                                                      /s/   BDO Seidman, LLP
                                                     --------------------------
                                                     BDO Seidman, LLP